UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	41-1321939

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

UnitedHealth Group Center
9900 Bren Road East
Minnetonka, Minnesota 55343

(Address of principal executive offices) (Zip code)

UnitedHealth Group Incorporated 2002 Stock Incentive Plan
(Full title of the plans)

David J. Lubben, Esq.
General Counsel & Secretary
UnitedHealth Group Incorporated
UnitedHealth Group Center
9900 Bren Road East
Minnetonka, Minnesota 55343
(Name and address of agent for service)

(952) 936-1300
(Telephone number, including area code, of agent for service)

Copy to:
James D. Alt, Esq.
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
(612) 340-2600

CALCULATION OF REGISTRATION FEE

			Proposed maximum
Title of securities	Amount to be	Proposed maximum	aggregate	Amount of
to be registered	registered(1)	offering price per share(2)	offering price(2)	registration fee(3)

Common Stock ($.01 par value)	73,721,591 Shares	$86.88	$6,404,931,826.08	$589,253.73

(1)	Represents the shares of common stock of UnitedHealth Group Incorporated (“UHG”) issuable upon the exercise of awards pursuant to the UnitedHealth Group Incorporated 2002 Stock Incentive Plan (the “2002 Plan”). This registration statement relates to a total of 73,721,591 shares (the “Shares”) of common stock that were reserved for issuance under outstanding awards or available for granting future awards under the United HealthCare Corporation 1991 Stock and Incentive Plan, as amended (the “1991 Plan”), the United HealthCare Corporation 1998 Broad-Based Stock Incentive Plan, as amended (the “1998 Plan”) and the UnitedHealth Group Incorporated Nonemployee Director Stock Option Plan, as amended (the “Nonemployee Director Plan” and, together with the 1991 Plan and the 1998 Plan, the “Prior Plans”). The Prior Plans have been incorporated into the 2002 Plan and, following such incorporation, the shares reserved for issuance under outstanding awards or available for the granting of future awards under the Prior Plans are now available for issuance under the 2002 Plan.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low prices of the common stock as reported on the New York Stock Exchange on May 14, 2002.

(3)	Pursuant to Rule 457(p), the registrant previously paid, and is offsetting against the currently due filing fee, an aggregate filing fee of $473,159.02 previously paid in connection with the registration of (a) 31,592,348 shares of common stock reserved for issuance under outstanding awards or available for future grant under the 1991 Plan, (b) 12,344,763 shares reserved for issuance under outstanding awards or available for future grant under the 1998 Plan, and (c) 1,000,000 shares reserved for issuance under outstanding awards or available for future grant under the Nonemployee Director Plan. The filing fees with respect to these shares were paid in connection with the registration statements on Form S-8 filed with the Securities and Exchange Commission (x) with respect to the 1991 Plan, on September 21, 2000 (File No. 333-46284) (20,000,000 shares and filing fee of $243,460.80), September 16, 1999 (File No. 333-87243) (5,554,172 shares and filing fee of $46,876.69) and April 20, 1998 (File No. 333-50461) (6,038,176 shares and filing fee of $62,038.01); (y) with respect to the 1998 Plan, on June 22, 1999 (File No. 333-81337) (17,012,824 shares and filing fee of $156,962.44); and (z) with respect to the Nonemployee Director Plan, on November 3, 1999 (File No. 333-90247) (1,000,000 shares and filing fee of $6,889.19). The shares listed above reflect all UHG stock splits effective through the date of this filing.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
EXHIBIT INDEX
Opinion of Dorsey & Whitney LLP
Consent of Arthur Andersen LLP
Power of Attorney

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents that we have filed with the Securities and Exchange Commission are incorporated by reference in this registration statement, as of their respective dates:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(b)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

(c)	our Current Reports on Form 8-K filed on January 17, 2002, March 7, 2002 and May 16, 2002; and

(d)	the description of our common stock contained in any registration statement on Form 8-A filed by us under the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating any such description.

     In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person’s official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person’s official capacity for other affiliated organizations. “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation.

     Our Amended and Restated Bylaws provide for the indemnification of such persons, for such expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by Section 302A.521 of the Minnesota Business Corporation Act. We maintain a standard policy of directors and officers insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Articles of Amendment to Second Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.2	Articles of Merger amending the Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3	Second Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K for the year ended December 31, 1996).

4.4	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-8 (File No. 333-55666)).

4.5	Senior Indenture, dated as of November 15, 1998, between the registrant and The Bank of New York (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-3 (SEC File No. 333-44569)).

4.6	Amendment to Senior Indenture, dated as of November 6, 2000, between the registrant and The Bank of New York (incorporated by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.7	Pursuant to Item 601(b)(4)(iii) of Regulation S-K, copies of instruments defining the rights of certain holders of long-term debt are not filed. The registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon request.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Arthur Andersen LLP.

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minnetonka, State of Minnesota, as of the 16th day of May, 2002.

UnitedHealth Group Incorporated

By: /s/ William W. McGuire, M.D. William W. McGuire, M.D. Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of May, 2002.

Signature	Title

/s/ William W. McGuire, M.D. William W. McGuire, M.D.	Director, Chief Executive Officer (principal executive officer)

/s/ Patrick J. Erlandson Patrick J. Erlandson	Chief Financial Officer and Chief Accounting Officer (principal financial and accounting officer)

/s/ William C. Ballard, Jr.*	Director

William C. Ballard, Jr.

/s/ Richard T. Burke*	Director

Richard T. Burke

/s/ Stephen J. Hemsley*	Director

Stephen J. Hemsley

/s/ James A. Johnson*	Director

James A. Johnson

/s/ Thomas H. Kean*	Director

Thomas H. Kean

/s/ Douglas W. Leatherdale*	Director

Douglas W. Leatherdale

/s/ Walter F. Mondale*	Director

Walter F. Mondale

/s/ Mary O. Mundinger*	Director

Mary O. Mundinger

Director

Robert L. Ryan

/s/ Donna E. Shalala*	Director

Donna E. Shalala

/s/ William G. Spears*	Director

William G. Spears

/s/ Gail R. Wilensky*	Director

Gail R. Wilensky

*By /s/ David J. Lubben As Attorney-in-Fact

EXHIBIT INDEX

4.1	Articles of Amendment to Second Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.2	Articles of Merger amending the Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3	Second Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K for the year ended December 31, 1996).

4.4	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-8 (File No. 333-55666)).

4.5	Senior Indenture, dated as of November 15, 1998, between the registrant and The Bank of New York (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-3 (SEC File No. 333-44569)).

4.6	Amendment to Senior Indenture, dated as of November 6, 2000, between the registrant and The Bank of New York (incorporated by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.7	Pursuant to Item 601(b)(4)(iii) of Regulation S-K, copies of instruments defining the rights of certain holders of long-term debt are not filed. The registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon request.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Arthur Andersen LLP.

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1	Power of Attorney.